Exhibit 5(i)

                                LETTER AGREEMENT

                           SSgA Special Small Cap Fund
                  SSgA International Growth Opportunities Fund
                            SSgA High Yield Bond Fund

                          Investment Advisory Agreement



April 28, 1998


State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Ladies and Gentlemen:

Pursuant to Paragraph 1(b) of the Investment Advisory Agreement between the SSgA Funds and State Street Bank and Trust Company, dated April 12, 1988, the SSgA Funds advise you that it is creating three new series to be named SSgA Special Small Cap Fund, SSgA International Growth Opportunities Fund, and SSgA High Yield Bond Fund (collectively, the "Funds"), and that the SSgA Funds desire State Street Bank and Trust Company to serve as investment advisor with respect to the Funds pursuant to the terms and conditions of the Investment Advisory Agreement. The Funds will be charged a fee by the Advisor for its investment advisory services, as reflected in the attached Exhibit A.

Notwithstanding anything to the contrary in Paragraph 10(a), the initial term of the Investment Advisory Agreement with respect to the Funds shall be until April 12, 1998.

Please acknowledge your acceptance of acting as advisor to the Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

SSgA FUNDS


By: /s/  Lynn L. Anderson
    ---------------------
    Lynn L. Anderson
    President

ACKNOWLEDGED AND ACCEPTED
-------------------------

State Street Bank and Trust Company


By:     /s/
    ---------------------------
Its:
     --------------------------

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                                     AMENDED
                                   EXHIBIT "A"

                                 April 28, 1998


As consideration for the Advisor's services to the following Funds, the Advisor shall receive from each of these Funds an annual advisory fee, accrued daily at the rate of 1/365th of the applicable advisory fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Portfolio's average daily net assets during the month:

      SSgA Money Market Fund                               0.25%
      SSgA US Government Money Market Fund                 0.25%
      SSgA S&P 500 Index Fund                              0.10%
      SSgA Matrix Equity Fund                              0.75%
      SSgA International Pacific Index Fund                0.50%
      SSgA Bond Market Fund                                0.30%
      SSgA Yield Plus Fund                                 0.25%
      SSgA US Treasury Money Market Fund                   0.25%
      SSgA US Treasury Obligations Fund                    0.25%
      SSgA Growth and Income Fund                          0.85%
      SSgA Intermediate Fund                               0.80%
      SSgA Prime Money Market Portfolio                    0.15%
      SSgA Emerging Markets Fund                           0.75%
      SSgA Tax Free Money Market Fund                      0.25%
      SSgA Real Estate Equity Fund                         0.65%
      SSgA Small Cap Fund                                  0.75%
      SSgA Active International Fund                       0.75%
      SSgA Life Solutions Income and Growth Fund           0.00%
      SSgA Life Solutions Balanced Fund                    0.00%
      SSgA Life Solutions Growth Fund                      0.00%
      SSgA Special Small Cap Fund                          0.75%
      SSgA International Growth Opportunities Fund         0.75%
      SSgA High Yield Bond Fund                            0.30%